UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2018

Bigfoot Project Investments Inc.

(Exact name of Company as specified in its charter)

Nevada	001-36877	45-3942184
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

570 El Camino Real NR-150

Redwood City, CA 94063

(Address of principal executive offices)

(415) 518-8494

(Company’s Telephone Number)

With a copy to the Company’s legal counsel:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bigfoot Project Investments Inc.

Form 8-K

Current Report

Item 8.01 Other Events – Termination of Binding Letter of Intent

On February 9, 2018, the Board of Directors of Bigfoot Project Investments Inc., (OTC Pink: BGFT) (the “Company” or “Bigfoot Project Investments”) terminated the December 9, 2017 binding letter of intent (the “Agreement”) to purchase all of the equity interests in East Glacier Park Enterprises LLC (“East Glacier Park Enterprises”). Under the Agreement, Bigfoot Project Investments would have acquired certain assets of East Glacier Park Enterprises for a purchase price of six million ($6,000,000) dollars in the form of Convertible Series A Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bigfoot Project Investments, Inc.

Date: February 9, 2018	By:	/s/ Tom Biscardi
Tom Biscardi
Chairman of the Board of Directors